Exhibit 5.1

October 26, 2026

Traws Pharma, Inc.
12 Penns Trail
Newtown, PA 18940

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Traws Pharma, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 on the date hereof (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the resale or other disposition by Roth Principal Investments, LLC (the “Selling Stockholder”) of up to 135,135,135 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, that the Company may, in its sole discretion, elect to issue and sell to the Selling Stockholder from time to time pursuant to that certain Common Stock Purchase Agreement, dated as of October 23, 2026 (the “Purchase Agreement”), by and between the Company and the Selling Stockholder.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Tenth Amended and Restated Certificate of Incorporation of the Company, as amended, (ii) the Amended and Restated Bylaws of the Company, (iii) the Registration Statement, (iv) the Purchase Agreement, (v) the Registration Rights Agreement, dated as of October 23, 2026, by and between the Company and the Selling Stockholder, (vi) resolutions of the Board of Directors of the Company relating to the Purchase Agreement and the issuance of the Shares, and (vii) such other corporate documents and records as we deemed appropriate for purposes of the opinions set forth herein. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in connection therewith we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

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In our examination, we have assumed without independent verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. Our opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others. We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time that any of the Shares are offered and sold as contemplated by the Registration Statement and (ii) all of the Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that the Shares have been duly authorized and, if and when issued and delivered by the Company to the Selling Stockholder against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the Delaware General Corporation Law and reported judicial decisions applicable thereto and we express no opinion as to laws of any other jurisdiction.

We assume no obligation to update or supplement this opinion if any applicable laws change after date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement filed by the Company. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.
Snell & Wilmer L.L.P.

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